EXHIBIT 10.25

Zeltiq Aesthetics, Inc.

RESTRICTED STOCK PURCHASE AGREEMENT

THIS RESTRICTED STOCK PURCHASE AGREEMENT (the “Agreement”) is made as of December 11, 2007 by and between Zeltiq Aesthetics, Inc., a Delaware corporation (the “Company”), and Mitchell Levinson (the “Purchaser”).

WHEREAS: The Purchaser held an incentive stock option for the purchase of 475,063 shares of the Company’s Common Stock at an exercise price of $0.15 per share (the “Option”).

WHEREAS: On December 11, 2007, the Company’s Board of Directors extended the exercise period of the Option, thereby causing it to lose its status as an incentive stock option, and to become a non-statutory option.

WHEREAS: On December 11, 2007, the Company’s Board of Directors also accelerated the vesting of the Option, so that it became immediately exercisable in full, conditioned on a requirement that the Purchaser enter into this Agreement.

WHEREAS: The Purchaser desires to enter into this Agreement in order to fulfill such condition.

NOW, THEREFORE, the parties agree as follows:

1. Sale of Stock. The Company hereby agrees to sell to the Purchaser and the Purchaser hereby agrees to purchase from the Company an aggregate of Four Hundred Seventy-five Thousand Sixty-three (475,063) shares of the Company’s Common Stock, par value $0.0001, at a purchase price of $0.15 per share (the “Shares”), for an aggregate cash purchase price of Seventy-one Thousand Two Hundred Fifty-nine Dollars and Forty-five Cents ($71,259.45).

2. Payment of Purchase Price. The payment of the purchase price shall be paid by cash or check or promissory note in the form attached hereto as Exhibit A.

3. Repurchase Option. Subject to the provisions of Section 5 below, in the event of any voluntary or involuntary termination of the Purchaser’s services to the Company for any or no reason before all of the Shares are released from the Company’s Repurchase Option (as defined below), the Company shall, upon the date of such termination (as reasonably fixed and determined by the Company), have an irrevocable, exclusive option, but not the obligation, for a period of 90 days from such date, to repurchase all or any portion of the Unvested Shares (as defined below in Section 4) at such time (the “Repurchase Option”) at the original cash purchase price per share (the “Repurchase Price”). The Repurchase Option shall be exercisable by the Company by written notice to the Purchaser or the Purchaser’s executor (with a copy to the Escrow Agent, as defined in the Joint Escrow Instructions attached as Exhibit B hereto) and shall be exercisable, at the Company’s option, (i) by delivery to the Purchaser or the Purchaser’s executor with such notice of a check in the amount of the purchase price for the Shares being repurchased, or (ii) by cancellation by the Company of an amount of the Purchaser’s indebtedness, if any, to the Company equal to the purchase price for the Shares being repurchased, or (iii) by a combination of (i) and (ii) so that the combined payment and cancellation of indebtedness equals the Repurchase Price times the number of shares to be repurchased (the “Aggregate Repurchase Price”). Upon delivery of such notice and the payment of the Aggregate Repurchase Price in any of the ways described above, the Company shall become the legal and beneficial owner of the Shares being repurchased and all rights and interests therein or relating thereto, and the Company shall have the right to retain and transfer to its own name the number of Shares being repurchased by the Company. The Repurchase Option set forth in this Section may be assigned by the Company in whole or in part in its sole and unfettered discretion.

4. Release of Shares From Repurchase Option.

(a) One Hundred Ninety-seven Thousand Nine Hundred Forty-three (197,943) of the Shares shall initially be subject to the Company’s Repurchase Option.

(b) Provided that the Purchaser continues to provide services to the Company, the Shares subject to the Company’s Repurchase Option shall be released from the Company’s Repurchase Option pursuant to the following schedule: The Shares subject to the Company’s Repurchase Option on the date of this Agreement shall vest in Twenty (20) successive equal monthly installments, with the first shares vesting on January 1, 2008, such that 100% of the Shares shall be fully vested and released from the Company’s Repurchase Option as of August 1, 2009.

(c) Any of the Shares which, from time to time, have not yet been released from the Repurchase Option are referred to herein as “Unvested Shares.”

(d) Subject to the provisions of Section 6 below, the Shares which have been released from the Repurchase Option shall be delivered to the Purchaser at the Purchaser’s request.

5. Restriction on Transfer. Except for the escrow described below in Section 7, none of the Shares or any beneficial interest therein shall be transferred, encumbered or otherwise disposed of in any manner until the release of such Shares from the Repurchase Option in accordance with the provisions of this Agreement.

6. Escrow of Shares. Pursuant to the terms of the Joint Escrow Instructions attached hereto as Exhibit B, the Shares issued under this Agreement shall be held by the Escrow Agent (as defined in such Joint Escrow Instructions).

7. Investment Representations. In connection with the purchase of the Shares, the Purchaser represents to the Company the following:

(a) The Purchaser is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Shares. The Purchaser is purchasing the Shares for investment for the Purchaser’s own account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act of 1933, as amended (the “Securities Act”).

(b) The Purchaser understands that the Shares have not been registered under the Securities Act by reason of a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of the Purchaser’s investment intent as expressed herein. In this connection, the Purchaser understands that, in view of the Securities and Exchange Commission, the statutory basis for such exemption may not be present if the Purchaser’s representations meant that the Purchaser’s present intention was to hold the Shares for a minimum capital gains period under applicable tax statutes, for a deferred sale, for a market rise, for a sale if the market does not rise, or for a year or any other fixed period in the future.

(c) The Purchaser further acknowledges and understands that the Shares must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. The Purchaser further acknowledges and understands that the Company is under no obligation to register the Shares. The Purchaser understands that the certificate evidencing the Shares will be imprinted with a legend which prohibits the transfer of the Shares unless they are registered or such registration is not required in the opinion of counsel satisfactory to the Company.

8. Stock Certificate Legends. The share certificate evidencing the Shares issued hereunder shall be endorsed with the following legends:

(a) THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR QUALIFIED UNDER THE LAWS OF ANY STATE. SUCH SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR SUCH QUALIFICATION UNLESS THE TRANSFER IS IN ACCORDANCE WITH RULE 144 OR SIMILAR RULE OR UNLESS THE CORPORATION RECEIVES AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO IT STATING THAT SUCH SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS. COPIES OF THE AGREEMENT COVERING THE PURCHASE OF THESE SECURITIES AND RESTRICTING THEIR TRANSFER MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE CORPORATION AT THE PRINCIPAL EXECUTIVE OFFICES OF THE CORPORATION.

(b) THE SHARES REPRESENTED HEREBY ARE SUBJECT TO A REPURCHASE OPTION HELD BY THE CORPORATION AND MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, ENCUMBERED OR IN ANY MANNER DISPOSED OF, EXCEPT IN COMPLIANCE WITH THE TERMS OF A WRITTEN AGREEMENT BETWEEN THE CORPORATION AND THE REGISTERED HOLDER OF THE SHARES (OR THE PREDECESSOR IN INTEREST TO THE SHARES). THE SECRETARY OF THE CORPORATION WILL UPON WRITTEN REQUEST FURNISH A COPY OF SUCH AGREEMENT TO THE HOLDER HEREOF WITHOUT CHARGE.

(c) THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A MARKET STAND-OFF AGREEMENT IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT BETWEEN THE CORPORATION AND THE ORIGINAL HOLDER OF THESE SECURITIES, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE CORPORATION.

Any legend required by any applicable state securities laws.

9. Market Stand-Off Agreement. The Purchaser hereby agrees, if so requested by the managing underwriters or the Company in connection with the initial public offering of the Company’s Common Stock, that, without the prior written consent of such managing underwriters, the Purchaser will not offer, sell, contract to sell, grant any option to purchase, make any short sale or otherwise dispose of, assign any legal or beneficial interest in or make a distribution of any capital stock of the Company held by or on behalf of the Purchaser or beneficially owned by the Purchaser in accordance with the rules and regulations of the Securities and Exchange Commission for a period of up to 180 days (subject to extension as may be required to comply with Rule 2711 of the National Association of Securities Dealers, Inc. (or any successor rule thereto)) after the date of the final prospectus relating to the Company’s initial public offering.

10. Adjustment for Stock Split. All references to the number of Shares and the purchase price of the Shares in this Agreement shall be appropriately adjusted to reflect any stock split, reverse stock split or stock dividend or other similar change in the Shares which may be made by the Company after the date of this Agreement.

11. Tax Consequences. The Purchaser has reviewed with the Purchaser’s own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Agreement. The Purchaser is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. The Purchaser understands that the Purchaser (and not the Company) shall be responsible for the Purchaser’s own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement. The Purchaser understands that Section 83 of the Internal Revenue Code of 1986, as amended (the “Code”), taxes as ordinary income both (i) the difference between the fair market value of the Shares when the Company granted the Purchaser the right to purchase the Shares and the fair market value of the Shares on the date of this Agreement, and (ii) the difference between the amount paid for the Shares and the fair market value of the Shares as of the date any restrictions on the Shares lapse. In this context, “restriction” includes the right of the Company to buy back the Shares pursuant to its Repurchase Option. In the event the Company has registered under the Exchange Act, “restriction” with respect to officers, directors and 10% shareholders also means the period after the purchase of the Shares during which such officers, directors and 10% shareholders could be subject to suit under Section 16(b) of the Exchange Act. The Purchaser understands that the Purchaser may elect to be taxed at the time the Shares are purchased rather than when and as the Company’s Repurchase Option or 16(b) period expires by filing an election under Section 83(b) of the Code with the I.R.S. within 30 days from the date of purchase.

12. THE PURCHASER ACKNOWLEDGES THAT IT IS THE PURCHASER’S SOLE RESPONSIBILITY AND NOT THE COMPANY’S TO TIMELY FILE THE ELECTION UNDER SECTION 83(b), EVEN IF THE PURCHASER REQUESTS THE COMPANY OR ITS REPRESENTATIVES TO MAKE THIS FILING ON THE PURCHASER’S BEHALF.

13. General Provisions.

(a) This Agreement shall be governed by the laws of the State of California. This Agreement represents the entire agreement between the parties with respect to the purchase of the Shares by the Purchaser and may only be modified or amended in writing signed by both parties.

(b) Any notice, demand or request required or permitted to be given by either the Company or the Purchaser pursuant to the terms of this Agreement shall be in writing and shall be deemed given when delivered personally or deposited in the U.S. mail, First Class with postage prepaid, and addressed to the parties at the addresses of the parties set forth at the end of this Agreement or such other address as a party may request by notifying the other in writing.

(c) The rights and benefits of the Company under this Agreement shall be transferable to any one or more persons or entities, and all covenants and agreements hereunder shall inure to the benefit of, and be enforceable by the Company’s successors and assigns. The rights and obligations of the Purchaser under this Agreement may only be assigned with the prior written consent of the Company and any purported transfer otherwise shall be null and void.

(d) Either parry’s failure to enforce any provision or provisions of this Agreement shall not in any way be construed as a waiver of any such provision or provisions, nor prevent that party thereafter from enforcing each and every other provision of this Agreement. The rights granted both parties herein are cumulative and shall not constitute a waiver of either party’s right to assert all other legal remedies available to it under the circumstances.

(e) The Purchaser agrees upon request to execute any further documents or instruments necessary or desirable to carry out the purposes or intent of this Agreement.

(f) Purchaser has reviewed this Agreement in its entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understands all provisions of this Agreement.

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first set forth above.

Zeltiq Aesthetics, Inc. a Delaware corporation		PURCHASER:

By:	/s/ William C. Revelos	/s/ Mitchell Levinson
Name:	William C. Revelos	Mitchell Levinson
Title:	General Counsel

Address:		Address:

4698 Willow Road, Suite 100 Pleasanton, CA 94566-2710		5658 Owens Drive, #308 Pleasanton, CA 94588

CONSENT OF SPOUSE

I,                              spouse of Mitchell Levinson, have read and approve the foregoing Agreement. In consideration of granting of the right to my spouse to purchase shares of Zeltiq Aesthetics, Inc. as set forth in the Agreement, I hereby appoint my spouse as my attorney-in-fact in respect to the exercise of any rights under the Agreement and agree to be bound by the provisions of the Agreement insofar as I may have any rights in said Agreement or any shares issued pursuant thereto under the community property laws or similar laws relating to marital property in effect in the state of our residence as of the date of the signing of the foregoing Agreement.

Dated: December 11, 2007

EXHIBIT A

ZELTIQ AESTHETICS, INC.

FULL RECOURSE PROMISSORY NOTE

$71,259.45	Pleasanton, California
December 11, 2007

FOR VALUE RECEIVED, the undersigned, Mitchell Levinson, an individual (“Borrower”), promises to pay to Zeltiq Aesthetics, Inc., a Delaware corporation (“Lender”) the principal amount of SEVENTY-ONE THOUSAND TWO HUNDRED FIFTY-NINE DOLLARS AND FORTY-FIVE CENTS ($71,259.45) with interest from the date hereof on the unpaid principal balance under this “Note” at the rate of 4.72% compounded annually (on the basis of a 365-day year and the actual number of days elapsed). The principal amount of this Note together with all accrued but unpaid interest shall be due and payable on the first to occur of (i) upon the earlier of termination of Borrower’s employment or other service relationship with Lender for any reason, excluding as a result of Borrower’s death or disability or five years from the date hereof, (ii) immediately prior to the filing by the Lender of a registration statement covering securities of the Lender with the Securities and Exchange Commission under the Securities Act of 1933, as amended, or (iii) immediately prior to this Note becoming prohibited under Section 13(k) of the Securities Exchange Act of 1934, as amended.

All payments under this Note shall be made to Lender or its order, in lawful money of the United States of America and in immediately available funds delivered to Lender at the offices of Lender at its then principal place of business or at such other place as Lender or any holder hereof shall designate in writing for such purpose from time to time. If a payment under this Note otherwise would become due and payable on a Saturday, Sunday or legal holiday, the due date thereof shall be extended to the next day which is not a Saturday, Sunday or legal holiday, and interest shall be payable thereon during such extension. All amounts due under this Note and that certain shall be payable without defense, set off or counterclaim.

Each payment under this Note shall be applied in the following order: (i) to the payment of costs and expenses provided for under this Note; (ii) to the payment of accrued and unpaid interest; and (iii) to the payment of outstanding principal. Lender and each holder hereof shall have the continuing and exclusive right to apply or reverse and reapply any and all payments under this Note.

This Note may be prepaid in whole or in part at any time, upon written notice of Borrower’s intention to make any such prepayment, which notice shall specify the date and amount of such prepayment. The written notice of Borrower to make a prepayment under this Note shall create an obligation of Borrower to pay the amount specified on the date specified in such notice. Any prepayment shall be without premium or penalty except that interest shall be paid to the date of payment on the principal amount prepaid. Any partial principal prepayment under this Note shall be applied against the installments of principal due under this Note in the reverse order of their maturity, with no change in the required principal amount of the monthly installments due under this Note prior to those installments prepaid in whole or in part. Interest, however, shall be computed on the principal balance due after deducting the principal portion of such prepayment.

Upon the occurrence of an Event of Default (as defined below), interest shall thereafter accrue on the entire unpaid principal balance under this Note, including without limitation any delinquent interest which has been added to the principal amount due under this Note pursuant to the terms hereof, at the rate set forth herein plus one percent (1%) per annum (on the basis of a 365-day year and the actual number of days elapsed). In addition, upon the occurrence of Event of Default under this Note or the Pledge Agreement the holder of this Note may, at its option, without notice to or demand upon Borrower or any other party, declare immediately due and payable the entire principal balance hereof together with all accrued and unpaid interest thereon, plus any other amounts then owing pursuant to this Note or the Pledge Agreement, whereupon the same shall be immediately due and payable. On each anniversary of the date of any Event of Default under this Note and while such Event of Default is continuing, all interest which has become payable and is then delinquent shall, without curing the Event of Default under this Note by reason of such delinquency, be added to the principal amount due under this Note, and shall thereafter bear interest at the same rate as is applicable to principal, with interest on overdue interest to bear interest, in each case to the fullest extent permitted by applicable law, both before and after default, maturity, foreclosure, judgment and the filing of any petition in a bankruptcy proceeding. In no event shall interest be charged under this Note which would violate any applicable law.

The occurrence of any one or more of the following events or conditions shall constitute an “Event of Default” under this Note: (i) the Borrower fails to make any payment or materially breaches any other covenant or agreement under the Note and fails to cure such default within thirty (30) days following the delivery of written notice to Borrower, (ii) the Borrower makes or has made or furnishes or has furnished, any material written warranty, representation or statement to the Lender in connection with the Note which is or was false or misleading when made or furnished, (iii) the Borrower commences or proposes to commence any bankruptcy, reorganization or insolvency proceeding, or other proceeding under any federal, state or other law for the relief of debtors, (iv) the Borrower fails to obtain dismissal, within ninety (90) days after commencement thereof, of any bankruptcy, insolvency, or reorganization proceeding or other proceeding for relief under any bankruptcy law, including, without limitation, the Federal Bankruptcy Code, or any law for the relief of debtors, instituted against the Borrower by one or more third parties, fails to oppose actively such proceeding, or, in any such proceeding defaults or files an answer admitting the material allegations upon which the proceeding was based, or alleges its willingness to have an order for relief entered or its desire to seek liquidation, reorganization or adjustment of its debts, and (vi) any receiver, trustee or custodian is appointed by a court of competent jurisdiction to take possession of all or any substantial portion of the assets of Borrower.

Notwithstanding anything to the contrary contained in this Note, Borrower hereby agrees that Lender, or any other holder of the Note in enforcing its rights and remedies hereunder and under any other documents and instruments executed by Borrower in connection herewith, shall have recourse to, and the right to proceed against, Borrower personally and any of his assets for any obligation, covenant or agreement of any kind hereunder whatsoever, and specifically acknowledges that Lender’s remedies are not limited to recourse against the Company securities held by the Borrower.

No waiver or modification of any of the terms of this Note shall be valid or binding unless set forth in a writing specifically referring to this Note and signed by a duly authorized officer of Lender or any holder of this Note, and then only to the extent specifically set forth therein.

If any Event of Default occurs regarding any payment due under this Note, Borrower and all guarantors and endorsers hereof, and their successors and assigns, promise to pay all costs and expenses, including attorneys’ fees, incurred by each holder hereof in collecting or attempting to collect the indebtedness under this Note, whether or not any action or proceeding is commenced. None of the provisions hereof and none of the holder’s rights or remedies under this Note on account of any past or future Events of Default shall be deemed to have been waived by the holder’s acceptance of any past due installments or by any indulgence granted by the holder to Borrower.

Borrower and all guarantors and endorsers hereof, and their successors and assigns, hereby waive presentment, demand, diligence, protest and notice of every kind, and agree that they shall remain liable for all amounts due under this Note notwithstanding any extension of time or change in the terms of payment of this Note granted by any holder hereof, any change, alteration or release of any property now or hereafter securing the payment hereof or any delay or failure by the holder hereof to exercise any rights under this Note. Borrower and all guarantors and endorsers hereof, and their successors and assigns, hereby waive the right to plead any and all statutes of limitation as a defense to a demand under this Note to the full extent permitted by law.

Lender may, at its sole discretion and in its sole discretion, at any time or from time to time offset amounts owed to Borrower by Lender against the obligations of Borrower hereunder.

This Note shall inure to the benefit of Lender, its successors and assigns and shall bind the heirs, executors, administrators, successors and assigns of Borrower. Each reference herein to powers or rights of Lender shall also be deemed a reference to the same power or right of such assignees, to the extent of the interest assigned to them.

In the event that any one or more provisions of this Note shall be held to be illegal, invalid or otherwise unenforceable, the same shall not affect any other provision of this Note and the remaining provisions of this Note shall remain in full force and effect.

This Note comprises the complete, final, and exclusive embodiment of the agreement of the parties hereto with regard to the subject matter hereof, and supersede all prior and contemporaneous agreements and communications, whether oral, written or otherwise, concerning any and all matters contained herein and therein. This Note may be modified only by a written agreement executed by Borrower and Lender.

This Note shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the principles thereof relating to conflicts of law; provided, that Lender and each holder hereof reserves any and all rights it may have under federal law, including without limitation those relating to the charging of interest.

IN WITNESS WHEREOF, Borrower has caused this Note to be duly executed the day and year first above written.

Borrower:

/s/ Mitchell Levinson
Mitchell Levinson

EXHIBIT B

JOINT ESCROW INSTRUCTIONS

December 11, 2007

Latham & Watkins LLP

140 Scott Drive

Menlo Park, CA 94025

Ladies and Gentlemen:

As escrow agent (the “Escrow Agent”) for both Zeltiq Aesthetics, Inc., a Delaware corporation (the “Company”), and the undersigned purchaser of stock of the Company (the “Purchaser”), you are hereby authorized and directed to hold the documents delivered to you pursuant to the terms of that certain Restricted Stock Purchase Agreement (“Agreement”) between the Company and the undersigned (the “Escrow”), in accordance with the following instructions:

In the event the Company and/or any assignee of the Company (referred to collectively for convenience herein as the “Company”) exercises the Company’s Repurchase Option (as defined in the Agreement), the Company shall give to Purchaser and you a written notice specifying the number of shares of stock to be purchased, the purchase price and the time for a closing hereunder at the principal office of the Company. Purchaser and the Company hereby irrevocably authorize and direct you to close the transaction contemplated by such notice in accordance with the terms of said notice.

At the closing, you are directed (a) to date the stock assignments necessary for the transfer in question, (b) to fill in the number of shares being transferred, and (c) to deliver same, together with the certificate evidencing the shares of stock to be transferred, to the Company or its assignee, against the simultaneous delivery to you of the purchase price (by cash, a check, cancellation of indebtedness or some combination thereof) for the number of shares of stock being purchased pursuant to the exercise of the Company’s Repurchase Option.

Purchaser irrevocably authorizes the Company to deposit with you any certificates evidencing shares of stock to be held by you hereunder and any additions and substitutions to said shares as defined in the Agreement. Purchaser does hereby irrevocably constitute and appoint you as Purchaser’s attorney-in-fact and agent for the term of this Escrow to execute with respect to such securities all documents necessary or appropriate to make such securities negotiable and to complete any transaction herein contemplated, including but not limited to the filing with any applicable state blue sky authority of any required applications for consent to, or notice of transfer of, the securities. Subject to the provisions of the Agreement and of this Escrow Agreement, Purchaser shall exercise all rights and privileges of a stockholder of the Company while the stock is held by you.

Upon written request of the Purchaser, but no more than once per calendar year, unless the Company’s Repurchase Option has been exercised, you will deliver to Purchaser a certificate or certificates representing so many shares of stock as are not then subject to the Company’s Repurchase Option. Within 90 days after cessation of Purchaser’s continuous service to the Company as an employee, director or consultant, or any parent or subsidiary of the Company, you will deliver to Purchaser a certificate or certificates representing the aggregate number of shares held or issued pursuant to the Agreement and not purchased by the Company or its assignees pursuant to exercise of the Company’s Repurchase Option.

If at the time of termination of this Escrow you should have in your possession any documents, securities or other property belonging to Purchaser, you shall deliver all of the same to Purchaser and shall be discharged of all further obligations hereunder.

Your duties hereunder may be altered, amended, modified or revoked only by a writing signed by all of the parties hereto.

You shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed by you to be genuine and to have been signed or presented by the proper party or parties. You shall not be personally liable for any act you may do or omit to do hereunder as Escrow Agent or as attorney-in-fact for Purchaser while acting in good faith, and any act done or omitted by you pursuant to the advice of your own attorneys shall be conclusive evidence of such good faith.

You are hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person or corporation, excepting only orders or process of courts of law and are hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case you obey or comply with any such order, judgment or decree, you shall not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

You shall not be liable in any respect on account of the identity, authorities or rights of the parties executing or delivering or purporting to execute or deliver the Agreement or any documents or papers deposited or called for hereunder.

You shall not be liable for the outlawing of any rights under the Statute of Limitations with respect to these Joint Escrow Instructions or any documents deposited with you.

You shall be entitled to employ such legal counsel and other experts as you may deem necessary properly to advise you in connection with your obligations hereunder, may rely upon the advice of such counsel, and may pay such counsel reasonable compensation therefor.

Your responsibilities as Escrow Agent hereunder shall terminate if you shall cease to be an officer or agent of the Company or if you shall resign by written notice to each party. In the event of any such termination, the Company shall appoint a successor Escrow Agent.

If you reasonably require other or further instruments in connection with these Joint Escrow Instructions or obligations in respect hereto, the necessary parties hereto shall join in furnishing such instruments.

It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or right of possession of the securities held by you hereunder, you are authorized and directed to retain in your possession without liability to anyone all or any part of said securities until such disputes shall have been settled either by mutual written agreement of the parties concerned or by a final order, decree or judgment of a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but you shall be under no duty whatsoever to institute or defend any such proceedings.

Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States Post Office, by registered or

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certified mail with postage and fees prepaid, addressed to each of the other parties thereunto entitled at the following addresses or at such other addresses as a party may designate by ten days’ advance written notice to each of the other parties hereto.

COMPANY:	Zeltiq Aesthetics, Inc. Attn: President and CEO 4698 Willow Road, Suite 100 Pleasanton, CA 94566-2710

PURCHASER:	Mitchell Levinson 5658 Owens Drive, #308 Pleasanton, CA 94588

ESCROW AGENT:	Latham & Watkins LLP 140 Scott Drive Menlo Park, CA 94025

By signing these Joint Escrow Instructions, you become a party hereto only for the purpose of said Joint Escrow Instructions; you do not become a party to the Agreement.

This instrument shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and permitted assigns.

[Signature Page Follows]

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These Joint Escrow Instructions shall be governed by, and construed and enforced in accordance with, the laws of the State of California.

Very truly yours,

Zeltiq Aesthetics, Inc.

By:
Name:
Title:

PURCHASER:

/s/ Mitchell Levinson
Mitchell Levinson

ELECTION UNDER SECTION 83(b)

OF THE INTERNAL REVENUE CODE OF 1986

The undersigned taxpayer hereby elects, pursuant to the above-referenced Federal Tax Code, to include in taxpayer’s gross income for the current taxable year, the amount of any compensation taxable to taxpayer in connection with his receipt of the property described below:

1.	The name, address, taxpayer identification number and taxable year of the undersigned are as follows:

NAME: TAXPAYER: Mitchell Levinson SPOUSE:

ADDRESS: 5658 Owens Drive. #308, Pleasanton, CA 94588

IDENTIFICATION NO.:                              SPOUSE:

TAXABLE YEAR: 2007

2.

The property with respect to which the election is made is described as follows: One Hundred Ninety-seven Thousand Nine Hundred Forty-three (197,943) shares (the “Shares”) of the Common Stock of Zeltiq Aesthetics, Inc. (the “Company”).

3.	The date on which the property was transferred is: December 11, 2007

4.	The property is subject to the following restrictions:

The Shares may be repurchased by the Company, or its assignee, on certain events. This right lapses with regard to a portion of the Shares over time.

5.

The fair market value at the time of transfer, determined without regard to any restriction other than a restriction which by its terms will never lapse, of such property is approximately: $0.15 per share.

6.	The amount (if any) paid for such property is: $0.15 per share.

The undersigned has submitted a copy of this statement to the person for whom the services were performed in connection with the undersigned’s receipt of the above-described property. The transferee of such property is the person performing the services in connection with the transfer of said property.

The undersigned understands that the foregoing election may not be revoked except with the consent of the Commissioner.

Dated: 12/13, 2007	/s/ Mitchell Levinson
Taxpayer

The undersigned spouse of taxpayer joins in this election.

Dated: , 2007

ASSIGNMENT SEPARATE FROM CERTIFICATE

FOR VALUE RECEIVED I,________________, hereby sell, assign and transfer unto ___________________________________________________ shares of the Common Stock of Zeltiq Aesthetics, Inc. standing in my name of the books of said corporation represented by Certificate No. ___ herewith and do hereby irrevocably constitute and appoint ________________________ to transfer the said stock on the books of the within named corporation with full power of substitution in the premises.

This Stock Assignment may be used only in accordance with the Restricted Stock Purchase Agreement between Zeltiq Aesthetics, Inc. and the undersigned dated April ___, 2007.

Dated: _________ __, 20__

/s/ Mitchell Levinson
Mitchell Levinson

INSTRUCTIONS: Please do not fill in the blanks other than the signature line. The purpose of this assignment is to enable the Company to exercise its “Repurchase Option,” as set forth in the Agreement, without requiring additional signatures on the part of the Purchaser.